Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (No. 333-274181) and Form S-8 (Nos. 333-153345, 333-191198, 333-221732, 333-221730, 333-253931, 333-265290 and 333-272251) of Dycom Industries, Inc. of our report dated March 1, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
March 1, 2024